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                                                                  EXHIBIT 23.1.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report dated August 7, 1998 on the consolidated financial statements of Park Place Entertainment Corporation as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997, included in or made part of this Amendment to Form S-4 Registration Statement (Registration No. 333-65645).


                                          ARTHUR ANDERSEN LLP


Los Angeles, California
October 20, 1998